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EXHIBIT 21.  Subsidiaries
FIRST SECURITY CORPORATION
For the year ended December 31, 1996
                                                                                          Organized      Percentage of
                                                                                          Under      Voting Securities
Tier and Name of Subsidiary (A)                                  Location                 Laws of         Owned by FSC
----------------------------------------------------------------------------------------- --------- -------------------

First Security Bank, National Association (B) (C)                Salt Lake City, Utah     U.S.A.                   99.9
  2nd Tier: CrossLand Mortgage Acquisition Corp.                 Salt Lake City, Utah     Utah                    100.0
    3rd Tier: CrossLand Mortgage Corp.                           Salt Lake City, Utah     Utah                    100.0
  2nd Tier: First Security Hong Kong Agreement Corp.             Salt Lake City, Utah     Utah                    100.0
    3rd Tier: First Security Trade Services Ltd.                 Hong Kong, Hong Kong     Hong Kong               100.0

First Security Bank of New Mexico, National Association          Albuquerque, NM          U.S.A.                  100.0

First Security Bank of Oregon                                    Salem, Oregon            Oregon                  100.0

First Security Bank of Nevada                                    Las Vegas, Nevada        Nevada                  100.0
  2nd Tier: First Security Trust Company of Nevada               Las Vegas, Nevada        Nevada                  100.0
  2nd Tier: First Security Services of Nevada, Inc.              Las Vegas, Nevada        Nevada                  100.0

First Security Bank of Wyoming                                   Rock Springs, Wyoming    Wyoming                  99.9

First Security Leasing Company                                   Salt Lake City, Utah     Utah                    100.0
  2nd Tier: First Security Leasing Company of Nevada             Las Vegas, Nevada        Nevada                  100.0

First Security Processing Services, Inc.                         Salt Lake City, Utah     Utah                    100.0

First Security Insurance, Inc.                                   Salt Lake City, Utah     Utah                    100.0
  2nd Tier: First Security Insurance of Idaho, Inc.              Boise, Idaho             Idaho                   100.0
  2nd Tier: Intermountain Insurance Agency, Inc. (Inactive)      Salem, Oregon            Oregon                  100.0
  2nd Tier: First Security Insurance of Oregon Inc.              Portland, Oregon         Oregon                  100.0

First Security Life Insurance Company of Arizona                 Salt Lake City, Utah     Arizona                 100.0

First Security Investment Services, Inc.                         Salt Lake City, Utah     Utah                    100.0
  2nd Tier: First Security Investor Services                     Salt Lake City, Utah     Utah                    100.0
    3rd Tier: First Security Investor Services of Nevada, Inc.   Las Vegas, Nevada        Nevada                  100.0
    3rd Tier: First Security Investor Services of Wyoming, Inc.  Rock Springs, Wyoming    Wyoming                 100.0
  2nd Tier: First Security Investment Management, Inc.           Salt Lake City, Utah     Utah                    100.0

First Security Business Investment Corporation                   Salt Lake City, Utah     Utah                    100.0

First Security Service Company                                   Salt Lake City, Utah     Utah                    100.0

First Security Information Technology, Inc.                      Salt Lake City, Utah     Utah                    100.0

First Security Mortgage Company (Inactive)                       Salt Lake City, Utah     Utah                    100.0
  2nd Tier: Asset Recovery, Inc. (Inactive)                      Salt Lake City, Utah     Utah                    100.0

First Security Capital I                                         Salt Lake City, Utah     Delaware                100.0

(A) All subsidiaries are included in consolidated financial statements.
(B) On June 21, 1996, First Security Bank of Utah, N.A. and First Security Bank of Idaho, N.A. merged to become First Security Bank, National Association.
(C) Foreign Exchange Limited, a 2nd Tier Subsidiary of First Security Bank of Utah, N.A., was sold during 1996.
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